Exhibit 5.1

                   Ellsworth, Carlton, Mixell & Waldman, P.C.
                            1105 Berkshire Boulevard
                                    Suite 320
                              Wyomissing, PA 19610
                                   -----------
                            Telephone (610) 374-1135
                               Fax (610) 371-9510

                                                                April 26, 2004


Board of Directors
National Penn Bancshares, Inc.
Philadelphia and Reading Avenues
Boyertown, Pennsylvania 19512

Re:      Registration Statement on Form S-4
         Peoples First, Inc.

Ladies and Gentlemen:

         In connection with the proposed offering of up to 3,204,470 shares of common stock, without par value (the "Common Stock"), by National Penn Bancshares, Inc. (the "Company"), covered by the Company's Registration Statement on Form S-4 filed on April 9, 2004 and any amendment thereto (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, we, as special counsel to the Company, have reviewed:

         (1) the Articles of Incorporation of the Company;

         (2) the Bylaws of the Company;

         (3) the resolutions, adopted November 26, 2003, December 9, 2003 and January 28, 2004 by the Board of Directors of the Company;

         (4) the Registration Statement; and

         (5) such other documents, papers and matters of law as we have deemed necessary under the circumstances.

         Based upon our review of the foregoing, it is our opinion that:

         (1) The Company has been duly incorporated under the laws of the Commonwealth of Pennsylvania and is validly existing and in good standing under the laws of such Commonwealth.

         (2) The Common Stock covered by the Registration Statement has been duly authorized and, when issued and sold pursuant to the terms described in the Registration Statement, will be legally issued by the Company and fully paid and nonassessable.





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Board of Directors
National Penn Bancshares, Inc.
April 26, 2004
Page 2

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the related Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1993, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                  Very truly yours,

                                                  ELLSWORTH, CARLTON, MIXELL &
                                                     WALDMAN, P.C.

                                                  /s/ Jay W. Waldman
                                                  ----------------------------
                                                      Jay W. Waldman